SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]
   Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Natural Solutions Corporation
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
 -------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than Registrant

 [X] No fee required
   [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
   (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
   (5) Total fee paid:
--------------------------------------------------------------------------------
   [ ] Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

   (1) Amount previously paid:
--------------------------------------------------------------------------------
   (2) Form, Schedule or Registration Statement No:
--------------------------------------------------------------------------------
   (3) Filing party:
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   (4) Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be Held on December 12, 2000

To the Shareholders of Natural Solutions Corporation.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Natural Solutions Corporation, a Nevada corporation (the "Company"), will be held on December 12, 2000 at 10:30 a.m., located at Founders Inn & Conference Center, 5641 Indian River Rd., Virginia Beach, VA 23464 for the following purposes:

1. To elect one (1) member to the Board of Directors to serve for a term of three (3) years.

2. To ratify the appointment of PricewaterhouseCoopers, LLP to serve as the Company's independent public accountants for the fiscal years ending July 31, 2001.

3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on November 1, 2000 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of such Shareholders will be available for inspection at the Company's offices at 100 Volvo Parkway, Suite 200, Chesapeake, Virginia 23320 during ordinary business hours for the ten-day period prior to the Annual Meeting.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. A RETURN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  /s/ Louis A. Isakoff
                                  Louis A. Isakoff
                                  Corporate Secretary

Chesapeake, Virginia
November 10, 2000


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



                          NATURAL SOLUTIONS CORPORATION
                          100 VOLVO PARKWAY, SUITE 200
                           CHESAPEAKE, VIRGINIA 23320



                                                               November 10, 2000



Dear Shareholder:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Natural Solutions Corporation (the "Company") to be held at 10:30 a.m. on December 12, 2000 at Founders Inn & Conference Center, located at 5641 Indian River Rd., Virginia Beach, VA 23464.

         At the Annual Meeting, one (1) person will be elected to the Board of Directors. The Board of Directors recommends the election of the one (1) person named in the Proxy Statement. In addition, the Company will ask the Shareholders to ratify the selection of PricewaterhouseCoopers, LLP as the Company's independent public accountants.

         Whether you plan to attend the Annual Meeting or not, it is important that you promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the proxy card. This will ensure your proper representation at the Annual Meeting.

                                                     Sincerely,

                                                     /s/ M.G. "Pat" Robertson

                                                     M.G. "Pat" Robertson
                                                     Chairman of the Board


     YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.

                          NATURAL SOLUTIONS CORPORATION
                          100 VOLVO PARKWAY, SUITE 200
                           CHESAPEAKE, VIRGINIA 23320
                                 (757) 548-4242
                             ----------------------
                                 PROXY STATEMENT
                             ----------------------


                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Natural Solutions Corporation (the "Company"), a Nevada corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders to be held at 10:30 a.m. on December 12, 2000 at Founders Inn & Conference Center, located at 5641 Indian River Rd., Virginia Beach, VA 23464, and any adjournments thereof (the "Meeting").

         Where the Shareholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the one (1) nominee for Director named herein, and FOR the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants for the fiscal year ending July 31, 2001.

         You can revoke your proxy at any time before the voting at the Meeting by sending a properly signed written notice of your revocation to the Corporate Secretary of the Company, by submitting another proxy that is properly signed and bears a later date or by voting in person at the Meeting. Attendance at the Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to: Natural Solutions Corporation, 100 Volvo Parkway, Suite 200, Chesapeake, Virginia 23320,
Attention: Corporate Secretary.

         Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting. With respect to the tabulation of proxies for purposes of constituting a quorum, abstentions and broker non-votes are treated as present.

         The close of business on November 1, 2000 has been fixed as the record date for determining the Shareholders entitled to notice of and to vote at the Meeting. As of that date, the Company had 20,046,540 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Shareholders. This Proxy Statement and the accompanying proxy are being mailed on or about November 10, 2000 to all Shareholders entitled to notice of and to vote at the Meeting.

         The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid to Directors, officers or employees for such solicitation.

         The Form 10-KSB for the fiscal year ended July 31, 2000 is being mailed to the Shareholders with this Proxy Statement, but does not constitute a part hereof.

For Shares Registered Directly in the Name of the Shareholder

         Shareholders with shares registered directly in their name in the Company's stock records maintained by our transfer agent, Atlas Stock Transfer Corporation, may vote their shares by mailing their signed proxy card. Specific instructions to be followed by registered Shareholders are set forth on the enclosed proxy card.

         Under Nevada law, Shareholders dissenting from this Solicitation of Proxies do not enjoy any right of appraisal.

Information Regarding Tabulation of the Vote

         Natural Solutions Corporation has a policy that all proxies, ballots and votes tabulated at a meeting of Shareholders are confidential. Representatives of Atlas Stock Transfer Corporation will tabulate votes and Michael D. Klansek, Chief Financial Officer and Treasurer of Natural Solutions Corporation, or in his absence Louis A. Isakoff, will act as Inspector of Election at the meeting.

Other Matters

         The Board of Directors does not know of any other matter that will be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. Under our Bylaws, generally no business other than the proposals discussed in this Proxy Statement may be transacted at the meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such matter at the discretion of the Chairman of the Board.

                                 SHARE OWNERSHIP

The following table sets forth certain information as of November 1, 2000 (the "Record Date") concerning the ownership of Common Stock by (i) each current member of the Board of Directors of the Company, including those standing for re-election (ii) each executive officer of the Company named in the Summary Compensation Table appearing under "Executive Compensation," below, (iii) each Shareholder with 10% or more of common stock of the Company, and (iv) all current Directors, the nominee and executive officers of the Company as a group.

Name and Address of Beneficial                 Amount and Nature of  Percent of
             Owner             Title of Class    Beneficial Owner      Class*
------------------------------ -------------- --------------------- ------------

Jim W. Foshee, President(1)                                             0.00%
100 Volvo Parkway, Suite 200      Common
Chesapeake, VA 23320              Stock                   0

Michael Klansek, Treasurer(1)     Common                  0             0.00%
100 Volvo Parkway, Suite 200      Stock
Chesapeake, VA 23320

Louis A. Isakoff, Secretary(1)    Common                  0             0.00%
977 Centerville Turnpike          Stock
 Virginia Beach, VA 23463

Dr. M. G. "Pat" Robertson,        Common            4,040,000 (2)       20.15%
Chairman                          Stock
977 Centerville Turnpike
Virginia Beach, VA 23463

J. Carter Beese, Director         Common                 0(3)           0.00%
100 Volvo Parkway, Suite 200      Stock
Chesapeake, VA 23320

Robert E. Freer, Director         Common              50,000(4)         0.25%
100 Volvo Parkway, Suite 200      Stock
Chesapeake, VA 23320

J. Nelson Happy, Director         Common                  0              0.00%
977 Centerville Turnpike          Stock
Virginia Beach, Virginia

Lowell W. Morse, Director         Common               150,000          0.75%
100 Volvo Parkway, Suite 200      Stock
Chesapeake, VA 23320

Warren D. Johnson,  Jr.           Common            4,929,524 (5)       24.59%
5111 S.W. Bay Point Circle        Stock
Palm City, FL 54990

Janke Family Vinasz Trust,        Common             4,889,000(6)       24.39%
511 New Hope Road                 Stock
Lahaska, PA 18938

Officers and Directors as a       Common             4,240,000(7)       21.15%
group (8 persons)                 Stock
--------------------------------------------------------------------------------

* Based on 20,046,540 shares outstanding on November 1, 2000.

     (1) In September 2000, the Directors approved the issuance of employee stock options to all of the employees of the Company, including Mr. Foshee, Mr. Klansek, and Mr. Isakoff. Messrs. Foshee, Klansek and Isakoff were awarded the option to purchase 300,000, 150,000 and 100,000 shares of common stock respectively, at an exercise price of $0.35 per share, which options will expire not later than September 30, 2010. As of November 1, 2000, none of these options had been exercised.

     (2) Not included in the 4,040,000 total shares owned by Dr. Robertson are the common stock shares attributable to the $750,000, $250,000, $350,000, and $435,000 debentures (the "Convertible Debentures") which are convertible at $0.25 per share totaling 7,140,000 common shares, expiring on August 11, 2001, June 1, 2005, August 1, 2005, and September 1, 2005, respectively. Also, not included in the total shares owned by Dr. Robertson is an option to exercise stock warrants to purchase an additional 3,000,000 shares of the Company's common stock exercisable at $.25 a share and expiring on June 1, 2005. As of the date of the Record Date no notes had been converted and no options had been exercised. Until such conversion and/or exercise, Dr. Robertson has no rights to vote such shares.

     (3) Not included in the shares owned by Mr. Beese are warrants Mr. Beese owns to purchase an additional 150,000 shares of common stock. The options were granted in three tranches, as follows: on February 17, 1999, options were granted to purchase 50,000 shares at a price of $1.05 per share; on October 11, 1999, options were granted to purchase an additional 50,000 shares at a price of $1.05 per share; and on October 1, 2000, options were granted to purchase an additional 50,000 shares at a price of $0.35 per share.

     (4) Not included in the 50,000 shares owned by Mr. Freer are 95,218 shares of common stock held by Baise, Miller & Freer, PC, a law firm of which Mr. Freer is a shareholder. Also not included in the 50,000 shares owned by Mr. Freer are options Mr. Freer holds to purchase an additional 145,000 shares of common stock. The options were granted in three tranches, as follows: on February 17, 1999, options were granted to purchase 45,000 shares at a price of $1.05 per share; on October 11, 1999, options were granted to purchase an additional 50,000 shares at a price of $1.05 per share; and on October 1, 2000, options were granted to purchase an additional 50,000 shares at a price of $0.35 per share.

(5) These shares are subject to a preliminary injunction in Warren D. Johnson, Jr.'s Chapter 7 bankruptcy proceeding. Kapila, Trustee vs. Warren Douglas Johnson, Jr., et al., Case No. 92- 33339-BKC-SHF (U.S. Bankruptcy Court, Southern District of Florida). The Company deems Warren D. Johnson, Jr. the true beneficial owner of such shares. They are held in nominee names as follows:
700,000 shares - Medical College Fund; 625,000 shares - Windmills Plantation Fund, Ltd.; 600,000 shares - Hawks Nest Plantation Fund; 750,000 shares - Reed International Fund, Inc.; 750,000 shares - Ryder Securities Ltd.; 500,000 shares
- Marlin  Preservation Fund; 260,000 shares - Harvard Fund, Ltd.; 260,000 shares
- Merchants Trust Fund; 100,000 shares - Warren D. Johnson,  Sr.; 284,524 shares
- Dianne Johnson; 100,000 shares - Dianne Johnson. These shares are also subject to stock rescission litigation by the Company.

(6) Former Director George Janke reached an agreement with Dr. Robertson granting Dr. Robertson the right to vote shares held by a trust of which Mr. Janke was trustee until Natural

Solutions' debt to Dr. Robertson, as evidenced by the Convertible Debentures, is fully paid. Mr. Janke died in April, 2000.

(7) Not included in the 4,240,000 shares are the shares held by Warren D. Johnson and the shares held by Janke Family Vinasz Trust, as more particularly described in footnotes (5) and (6), above.

                        Directors and Executive Officers

         The Corporate Bylaws provide for staggered terms for members of the Board of Directors. Class I Directors' initial terms will expire at the 2002 annual meeting of Shareholders; Class II Directors' initial terms will expire at the 2001 annual meeting of Shareholders; the Class III Director's initial term would expire at the 2000 annual meeting of Shareholders. There are currently two vacancies on the Board of Directors, caused by the death of a Class II Director, George A. Janke, and the resignation of another Class II Director, Richard Jurgenson. The Board of Directors has determined not to place these positions for election at this time.

Voting at the 2000 Annual Shareholders Meeting will be for the Class III Director only.

Class I Directors:   Dr. M.G."Pat" Robertson ("Dr. Robertson"), J. Nelson Happy,
                     and Lowell W. Morse

Class II Directors:  Hon. J. Carter Beese, Jr.

Class III Directors: Robert E. Freer, Jr.

         The names of the Company's Directors and Executive Officers and certain information about them are set forth below:

Name                                    Age  Positions with the Company
----------------------------------      ---- ------------------------
Dr. M.G. "Pat" Robertson                 70  Chairman
977 Centerville Turnpike, SHB 301
Virginia Beach, Virginia 23463

Jim W. Foshee                            51  President
100 Volvo Parkway, Suite 200
Chesapeake, Virginia  23320

Michael D. Klansek                       44  Treasurer and Chief Financial
100 Volvo Parkway, Suite 200                 Officer
Chesapeake, Virginia  23320

Louis A. Isakoff                         45  Secretary
977 Centerville Turnpike, SHB 202
Virginia Beach, Virginia 23463

J. Carter Beese, Jr.                     44  Director
977 Centerville Turnpike, SHB 202
Virginia Beach, Virginia 23463

Robert E. Freer, Jr.                     59  Director
977 Centerville Turnpike, SHB 202
Virginia Beach, Virginia 23463

J. Nelson Happy                          57  Director
977 Centerville Turnpike, SHB 202
Virginia Beach, Virginia 23463

Lowell W. Morse                          63  Director
977 Centerville Turnpike, SHB 202
Virginia Beach, Virginia 23463


     Dr. M. G. "Pat" Robertson, age 70, has served as Chairman of the Board of NSC since December 10, 1999. He serves for a three year term and until his successor is duly elected and qualified. Dr. Robertson is an internationally known religious broadcaster, businessman, educator, and philanthropist and former candidate for the presidential nomination for the Republican Party. He has served as Chairman of the Board of The Christian Broadcasting Network, Inc. ("CBN"), a global Christian ministry, since January 1960, Chief Executive Officer and President of CBN from January 1960 to January 1987 and from January 1990 to September 1993, and Chief Executive Officer of CBN from September 1993. Dr. Robertson served as the Chairman and controlling shareholder of International Family Entertainment, Inc., the owner of The Family Channel cable television network, from 1989 until its sale to a subsidiary of News Corporation in 1997. Currently, Dr. Robertson is also Chairman of Zhaodaola Limited, Freedom Gold, Ltd., Christianity.com, Inc., and CENCO Refining Company and in addition to his role at CBN, serves in the nonprofit world as Chancellor and President of Regent University, Chairman of Operation Blessing International Relief and Development, and President of the American Center for Law and Justice.

     Jim W. Foshee, age 51, has been the President of the Company since November 1999. He serves for an open-ended term. From 1987 until 1992 Mr. Foshee held various executive positions with the AMF Companies ("AMF") located in Richmond, Virginia. AMF is an international manufacturer of bowling equipment. His primary duties as Controller for AMF entailed the preparation of budgets, treasury functions, department consolidation, operations downsizing and the supervision of professional and clerical staffing. From 1993 until 1995 Mr. Foshee was the Vice President, Chief Operating Officer and Chief Financial Officer for Bradley, Inc., a home heating equipment and supply distributor headquartered in Mechanicsville, Virginia. From 1995 until 1998 Mr. Foshee was the President of North American Marketing, Inc., a direct mail production and marketing company in Richmond, Virginia. Immediately prior to joining the Company, Mr. Foshee was the President of Prime Property Developers, Inc., a home construction company in Richmond, Virginia.

     Michael Klansek, age 44, has been the Chief Financial Officer and Treasurer of the Company since December 1999. He serves for an open-ended term. Since 1997, Mr. Klansek has held the position of Chief Financial Officer of Robertson Asset Management, Inc., an investment management organization owned by Dr. Robertson. From 1987 to 1996, he held the positions of Chief Financial officer and Controller for Oster Communications, Inc., an international publishing and communications concern. From college to 1987, Mr. Klansek spent nine years at KPMG Peat Marwick, an international accounting and consulting firm.

     Louis A. Isakoff, age 45, has been the Corporate Secretary of the Company since December 1999. Mr. Isakoff has been a director of Zhaodaola Limited since April 2000. He is an attorney employed by Robertson Asset Management, Inc. a company owned by Dr. Robertson. Prior to that, Mr. Isakoff was senior vice president, secretary and a member of the board of directors of International Family Entertainment, Inc. from 1990 to 1997.

     J. Carter Beese, Jr., age 44, has been a Board Member of the Company since April 8, 1998. On November 12, 1998, Mr. Beese was re-elected to a term ending November 2001. Mr. Beese joined Riggs & Co. in 1998, and is currently President of Riggs Capital Partners, an investment division of Riggs National Bank and a Vice Chairman of Riggs & Co. Prior to joining Riggs Capital Partners, Mr. Beese was Managing Director of the Global Banking Group at BT Alex Brown. Mr. Beese was with BT Alex Brown from 1995 to 1997. In 1992, Mr. Beese was nominated by President Bush to be a Commissioner of the U.S. Securities and Exchange Commission ("SEC"). Upon confirmation Mr. Beese served as SEC Commissioner until 1996. Prior to joining the SEC, Beese was a partner at Alex Brown & Sons, the oldest investment banking firm in the United States. In 1990, Mr. Beese was appointed as a Director of the Overseas Private Investment Corporation ("OPIC"). Currently, Mr. Beese serves as Senior Advisor to the Washington based Center for Strategic and International Studies ("CSIS"), a non- partisan think tank that has been at the forefront of shaping public policy for over 30 years. In addition, he is involved with the World Economic Forum, the Council on Foreign Relations and serves on the Boards of various public and private institutions, including Internet Securities, China.com and Aether Systems, Inc.

     Robert E. Freer, Jr., age 59, has been a Board Member of the Company since April 8, 1998. On November 12, 1998, Mr. Freer was re-elected as director to a term ending in November 2000. He is an attorney and has been an officer and director of the Washington, D.C. law firm of Baise, Miller & Freer P.C., and practiced with the firm's predecessor organization since 1995. .Mr. Freer is a Registered Investment Advisor and President of Monticello Capital, Ltd., and
Black Hawk Bermuda, Ltd. Prior to entering private law practice, Mr. Freer served in several senior level positions at the Federal Trade Commission and the U.S. Department of Transportation. For almost ten years, Mr. Freer was Vice President and Washington Counsel for Kimberly Clark Corporation, where he was also General Counsel in Roswell, Georgia from 1983 to 1984. Mr. Freer was appointed by President Reagan as a member of the President's Commission on White House Fellowships, and served as one of the founders and the first General Counsel of the Republican National Lawyers Association. Mr. Freer served as the National Chairman of Corporate Counsel for Reagan-Bush 1984, and was Assistant General Counsel of the 1988, 1992, and 1996 Republican Conventions. Mr. Freer is a graduate of Princeton University and the University of Virginia Law School.

     J. Nelson Happy, age 57, was a member of the Board of Directors of the Company from April 8, 1998 until a leave of absence beginning June 30, 1998 and ending August 1999. At the December 10, 1999 Annual Shareholder Meeting, Mr. Happy was re-elected to a three year term as director. Since 1998, Mr. Happy has served as the Chief Executive Officer of Cenco Refining Company, Inc. located in Santa Fe Springs, California. From 1993 to 1999, Mr. Happy was Dean and Professor of Regent University School of Law. Prior to his position with Regent University, Mr. Happy practiced business and civil litigation law. He has lectured at the University of Kansas and has been a faculty member at the National Institute of Trial Advocacy at Northwestern University in Chicago. He is a national faculty member of the West Bar Review. He has been an attorney since 1967 and has been an executive officer and director of numerous business enterprises in a variety of industries. Mr. Happy is a graduate of Columbia

University Law School and has an undergraduate degree in communications from Syracuse University.

     Lowell W. Morse, age 63, has been a Board Member of the Company since November 9, 1999. At the Annual Meeting of Shareholders on December 10, 1999, Mr. Morse was elected to a three-year term as director. Mr. Morse has served as the chairman of Morse & Associates, Inc., a real estate and investment management company, since 1972. In addition, Mr. Morse is the founder and has been the Chairman of The Bagel Basket, Inc., a chain of bagel stores, since 1993, and is the founder and has been the Chairman of Cypress Ventures, Inc., a real estate development company, since 1989. Mr. Morse has also served as the former Chairman of the Board of Trustees of Regent University, and a director of Comerica California, Inc. a subsidiary of Comerica, Inc. a publicly traded bank holding company. Mr. Morse is also a member of the board of directors of Christianity.com, Inc. and Zhaodaola Limited.


Committees of the Board and Meetings

         During the fiscal year ended July 31, 2000, there were fifteen (15) meetings of the Board of Directors, two (2) of which were held by unanimous written consent. The Executive Committee convened once by written consent, and a Special Committee of the Independent Directors of the Company convened once by written consent during the fiscal year. In addition to meetings of the full Board, Directors also attended meetings of Board Committees. During the fiscal year, all of the Directors attended at least 75% of all the meetings of the Board and those committees on which such Directors served. The Board of Directors has an executive, audit, nominating, and compensation committee. The following table shows the membership of these committees.


Name                    Audit      Executive    Nominating    Compensation
---------------------   --------   ----------   ------------  ------------------
M.G. Robertson*         X          X**          X             X
J.  Carter Beese        XX*                                   X
Robert E.  Freer, Jr.              X            X
J.  Nelson Happy        X                       XX**
Lowell W.  Morse                   X                          XX**

* Dr. Robertson is an ex officio member of the Audit, Nominating and Compensation Committees

**Chairman

         Audit Committee. The Audit Committee shall consist of three or more members. The Board shall select the members of the Audit Committee from among the Directors who are not officers or employees of the Company and shall designate the Chairman of the Committee. The Audit Committee shall, with respect to the Company and the other entities as to which the

Company has power to select and engage auditors, select and engage independent public accountants to audit books, records and accounts, determine the scope of audits to be made by the auditors and establish policy in connection with internal audit programs and the scope thereof, and shall perform such other duties as the Board may from time to time prescribe.

         Compensation Committee. The Compensation Committee shall consist of three or more members. The Board shall select the members of the Compensation Committee from among the Directors who are not, and have not been for at least one year prior to selection, officers or employees of the Company and shall designate the Chairman of the Committee. The Compensation Committee shall constitute the Stock Option Committee provided for under any stock option plan of the Company. It shall from time to time fix the compensation of employees who are Directors of the Company and, in consultation with the Chief Executive Officer, the compensation of officers of the Company who are elected by the Board. It shall review and make recommendation to the board from time to time with respect to the compensation of Directors pursuant to Bylaw 23.

         Executive Committee. The Executive Committee shall consist of three or more members including, by virtue of his office, the Chief Executive Officer. The Board shall select the other members of the Committee from among the Directors and shall designate the Chairman thereof. The Executive Committee, when the Board is not in session, shall have and may exercise all of the powers of the Board to direct the business and the affairs of the Company, including but not limited to the power to declare dividends and to authorize the issuance of stock, except the powers hereinafter in the Bylaws assigned to any other standing committee and except to the extent, if any, that the authority of the Committee may be limited in any respect by law, by the Certificate of Incorporation or by the Bylaws.

         Nominating Committee. The Nominating Committee shall consist of three or more members. The Board shall select the members of the Nominating Committee from among the Directors who (except in the case of the Chairman of the Board) are not officers or employees of the Company. The Nominating Committee shall have the power to: propose and consider suggestions as to candidates for membership on the Board; periodically recommend to the Board candidates for vacancies on the Board due to resignations or retirements or due to such standards for open position of Board membership as may from time to time legally prevail; review and recommend to the Board such modifications to the prevailing Board of Directors retirement policy as may be deemed appropriate in light of contemporary standards; and propose to the Board on or before September 1 of each year a slate of Directors for submission to the Shareholders at the annual meeting.


                            COMPENSATION OF DIRECTORS

         Natural Solutions Corporation does not provide monetary compensation to its Directors for their service on the Board of Directors. After a study undertaken in 1999 to determine norms of compensation, the Company assessed its strategy of compensating its Directors. In order to align the interests of the Directors with the Shareholders of the Company, the Board recommended that the Shareholders adopt the 1999 Stock Option Plan. At the last annual meeting of the Shareholders, the 1999 Stock Option Plan was adopted, and the independent directors were awarded the stock options disclosed under Share Ownership in this Proxy

Statement. In each case, the option exercise price was equivalent to the fair market value of the shares of common stock on the date of the grant.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

         No executive of the Company received cash compensation in excess of $100,000. The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Executive Officers as executive officers for services rendered to the Company during the three fiscal years ended July 31, 2000, and for the quarter ending October 31, 2000. None of the Executive Officers were employed by the Company prior to the fiscal year ending July 31, 2000.


                                                    SUMMARY COMPENSATION TABLE
                                Annual Compensation                         Long-Term Compensation
                              ----------------------------       ----------------------------------------------------
                                             Bonus     Other        Restricted   Securities                All Other
                       Year     Salary       ($)       Annual       Stock        underlying    LTIP        Compensation
Name and Principal              ($)                    Compens.     Award(s)     options/      Payouts       ($)
Position                                               ($)          ($)          SARS (#)      ($)
--------------------   ------   -------    --------    --------     ---------    --------      --------     -----------
Jim W. Foshee,         1998     $     -    $     -     $     -       $     -         -         $     -      $     -
President(1)           1999     $     -    $     -     $     -       $     -         -         $     -      $     -
                       2000     $ 69,120   $     -     $ 18,219(2)   $     -         -         $     -      $     -
                       2001(4)  $ 25,000   $     -     $     -       $     -      300,000      $     -      $     -

Michael Klansek,       1998     $     -    $     -     $     -       $     -         -         $     -      $     -
Treasurer (1) (3)      1999     $     -    $     -     $     -       $     -         -         $     -      $     -
                       2000     $ 43,028   $     -     $     -       $     -         -         $     -      $     -
                       2001(4)  $ 19,531   $     -     $     -       $     -      150,000      $     -      $     -

Louis Isakoff,         1998     $     -    $     -     $     -       $     -         -         $     -      $     -
Secretary (1) (3)      1999     $     -    $     -     $     -       $     -         -         $     -      $     -
                       2000     $     -    $     -     $     -       $     -        - -        $     -      $     -
                       2001(4)  $     -    $     -     $     -       $     -     100,000       $     -      $     -

(1) Mr. Foshee began his employment with the Company on November 22, 1999, and accordingly no compensation is reflected for 1998 and 1999. Mr. Klansek began his employment with the Company on January 3, 2000, and accordingly no compensation is reflected for 1998 and 1999. Mr. Isakoff does not receive cash compensation from the Company. In September 2000, the Directors approved the issuance of employee stock options to all of the employees of the Company. Messrs. Foshee, Klansek and Isakoff were awarded the option to purchase 300,000, 150,000 and 100,000 shares of common stock, respectively at an exercise price of $0.35 per share, which options will expire not later than September 30, 2010. As of the Record Date, none of the options had been exercised.

(2) Mr. Foshee received a relocation allowance of $18,219 when he joined the Company.

(3) Mr. Klansek and Mr. Isakoff are also employed by Robertson Asset Management, Inc., a company wholly owned by Dr. Robertson, from which they each draw a salary.

(4) For three months ending October 31, 2000.

Option Grants In Last Fiscal Year

         The Company did not grant any options in its last fiscal year to its executives. Therefore there are no options for which to provide the year end option values.

Employment Agreements

         The Company does not currently have employment agreements with its executive officers, and each such executive officer is employed on an at-will basis. The Company has discussed with its executive officers the terms of a written employment agreement, but those terms have not yet been finalized.

Stock-Based Incentives and Stock Ownership

         The Company believes that stock options are a very important component of executive compensation because they encourage an executive to remain in the Company's employ and link long-term rewards to stock price appreciation. The Compensation Committee recognizes that such long-term incentives will motivate executives to balance pressures to manage for the short- term with the steps necessary to assure the Company's future vitality. Under the Company's regular stock option incentive program, options are granted periodically, generally on an annual basis, to executives.

         In  determining  the  size  of a  grant  to  an  executive  officer  or participating director under the stock option incentive program, the Compensation Committee considers the number of shares (and amount of additional cash compensation, if a component of a Long Term Incentive Plan ("LTIP") that would be thought to be a meaningful incentive for long-term performance, given the participant's position, responsibilities, level of cash and stock-based incentive compensation, and expected contributions, based in part on industry surveys, as well as the recommendations of employee benefits consultants who have studied such compensation at comparable companies.

Internal Revenue Code Section 162(m)

         In 1993, Congress enacted Section 162(m) of the Internal Revenue Code, which limits the deductibility of executive compensation in excess of $1,000,000 per year. However, this limitation does not apply to performance-based compensation, provided certain conditions are satisfied. The Company's policy is generally to preserve the federal income tax deductibility of compensation paid to its executives. Accordingly, to the extent feasible, the Company has taken action to preserve the deductibility of certain stock-based incentive awards to its executive officers. However, notwithstanding the Company's general policy, the Compensation Committee retains the authority to authorize compensation that may not be deductible if it believes that it is in the interest of the Company to do so. Other elements of compensation, including perquisites and cash and other bonuses, even those based on performance, may also cause a covered executive officer's income to exceed deductible limits.

Long-Term Compensation

         Under the 1999 Stock Option Plan, the Board of Directors reviews and approves awards to Natural Solutions Corporation key executives and personnel in the form of stock options. These awards provide a strong incentive for the executives and personnel.

         Stock Options: All stock options have an option price equal to the market value of Natural Solutions Corporation stock on the grant date. The maximum term of each grant is typically 10 years. The terms and conditions may vary based upon a variety of circumstances, including without limitation the level of the executive, the nature of the services that the employee provides, the state in which an employee lives, due to local or legal requirements. The Company sets guidelines by executive level for the number of shares available for grant.

         According to the minutes of the November 11, 1998 Board meeting, 1.5 million shares of restricted stock were set aside for compensation as either qualified or non-qualified stock options.

Market Information

         The Common Stock of the Company is quoted on the NASDAQ pink sheets under the symbol "ICBE." A summary of the historical quotes for the Company's common stock is presented in table form below. Over-the-Counter and Pink Sheet market quotations are provided. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions. The prices (high/low) are rounded up or down to the nearest one-hundredth. The time periods are the Company's fiscal year which begins on August 1 and ends the following July 31; the comparative calendar year time period is displayed in parenthesis under the time period heading for the normal calendar year.


Historical Quotes*
--------------------------------------------------------------------------------
Fiscal Year                Calendar Year               High             Low
-----------------          -------------              -----            -----
1st Quarter, 2000          (Aug to Oct)               $2.69            $0.44
2nd Quarter, 2000          (Nov to Jan)               $1.31            $0.63
3rd Quarter, 2000          (Feb to Apr)               $1.13            $0.45
4th Quarter, 2000          (May to Jul)               $1.19            $0.25

1st Quarter, 1999          (Aug to Oct)               $1.56            $0.81
2nd Quarter, 1999          (Nov to Jan)               $2.13            $1.38
3rd Quarter, 1999          (Feb to Apr)               $5.00            $2.00
4th Quarter, 1999          (May to Jul)               $6.50            $3.88
--------------------------------------------------------------------------------

                     REPORT ON EXECUTIVE COMPENSATION BY THE
                          STOCK COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

         The Compensation Committee (the "Committee") comprises three members of the Board of Directors, two of which are independent members at this time. It is the responsibility of the Committee to review, recommend and approve changes to the Company's compensation policies and benefits programs, to administer the Company's stock plans, including approving stock awards to Directors, stock option grants to executive officers and certain other stock option grants, and to otherwise ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented. At certain times, the entire Board of Directors fulfills these functions.

Compensation Philosophy

         The Compensation philosophy of the Company is to (i) provide a competitive total compensation package that enables the Company to attract and retain key executive and employee talent needed to accomplish the Company's goals and (ii) directly link compensation to improvements in the Company financial and operational performance and increases in Shareholder value as measured by the Company's stock price.

Compensation Program

         The Company's compensation program for all employees emphasizes variable compensation, primarily through performance-based grants of long-term, equity-based incentives in the form of stock options. Salaries at all employee levels are generally targeted at median market levels.

         The Committee conducts ongoing reviews of total compensation levels, structure, and design with the assistance of independent members who are consultants to the Board of Directors. The objective of the reviews is to ensure that Management and key employee total compensation opportunity links total compensation to the Company's performance and stock price appreciation and keeps pace with the Company's competitive trends.

         The Company has managed compensation levels to ensure that they are competitive and capable of retaining top performers over the long term. As a result of the competitive reviews and compensation actions, the Committee believes that the base salary, total cash compensation, and stock appreciation opportunities for senior management, as well as those of the broad employee population, are consistent with competitive market levels.

Base Salaries

         The Committee or the full Board of Directors reviews each executive officer's salary annually. In determining appropriate salary levels, the Committee considers the officer's impact level, scope of responsibility, prior experience, past accomplishments, and information about prevailing compensation levels in relevant executive labor markets.

Stock Options and Awards

         The Committee believes that granting stock options provides officers with a strong economic interest in maximizing stock price appreciation over the longer term. The Company believes that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure the Company's continued success.

         Further, the Committee believes that stock awards to Directors are critical to recruiting and maintaining qualified persons to assist the Company in its continuing development.

         The Committee is responsible for administering the Company's stock programs, including Director awards, individual stock option grants to officers and aggregate grants to all plan participants. It is the Company's practice to set option exercise prices at not less than 100% of the stock fair market value on the date of grant. Thus, the value of the Shareholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option. Options are generally granted for a term of ten years.

         In determining the size of stock option grants, the Committee considers the officer's responsibilities, the expected future contribution of the officer to the Company's performance and the number of shares that continue to be subject to vesting under outstanding options. In addition, the Committee examines the level of equity incentives held by each officer relative to the other officers' equity positions, their tenure, responsibilities, experience, and value to the Company.

         The Committee monitors the Company's equity-based compensation program on an ongoing basis to ensure that Shareholders' resources are used effectively and in the best interests of the Company.

         The Committee will continue to monitor the Company's compensation program in order to maintain the proper balance between cash compensation and equity-based incentives and may consider further revisions in the future, although it is expected that equity-based compensation will remain one of the principal components of compensation.

         The Committee will continue to monitor the Company's compensation program in order to maintain the proper balance between cash compensation and equity-based incentives and may consider further revisions in the future, although it is expected that equity-based compensation will remain one of the principal components of compensation.

         The Committee believes that the Company's stock option plans have been effective in attracting, retaining, and motivating executives and employees of the Company over time and have proven to be an important component of the overall compensation program.

Policy on Deductibility of Compensation

         Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a company of the compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as "performance- based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by Shareholders. The Company has approved and adopted the 1999 Stock Option Plan, which has been approved by the Company's Shareholders so that the options granted under the Plan will be qualified as "performance-based" under
Section 162(m) and the income recognized by participants upon exercise will be deductible by the Company.

                                            Very truly yours,

                                            Lowell W. Morse
                                            Chairman, Compensation Committee

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company became a reporting Company subject to Section 16(a) on January 17, 2000.

         To the best of the Company's knowledge, all executive officers and Directors, and all holders of more than ten percent (10%) of the common stock of the Company timely filed all reports required under Section 16(a) of the Securities Exchange Act during the fiscal year ended July 31, 2000.


       SIGNIFICANT LITIGATION INVOLVING MEMBERS OF THE BOARD OF DIRECTORS
                          OR OTHER SIGNIFICANT PERSONS

         Former Director George Janke is named as a defendant in two lawsuits arising from or related to his employment as an officer of Natural Solutions or his membership on the Natural Solutions Corporation Board of Directors. These suits are: a suit by the Johnson family for fraudulent misrepresentation and seeking to rescind the 1997 sale of Ice Ban, Inc. (New York) and a suit by Sears Oil Co. vs. Natural Solutions Corporation, Ice Ban USA, Inc., George A. Janke, et al. These suits are discussed in more detail in Natural Solutions' Form 10-KSB, Part I, Item 3, Legal Proceedings.

         The President and the Treasurer of Natural Solutions have been named in their individual capacity in a third party complaint arising out of a complaint filed by the Company in the action entitled Natural Solutions Corporation v. Terrabind, International, Inc., et al., Case No. CL 00- 4730 AD, in the 15th Judicial Circuit in and for Palm Beach County, Florida. The third party claim alleges civil theft, defamation, negligent misrepresentation, breach of contract, and breach of a purported stock purchase agreement. The suit is discussed in more detail in Natural Solutions Corporation's Form 10-KSB, Part I,
Item 3, Legal Proceedings.

         In the opinion of the Natural Solutions Corporation Board of Directors, no other Director or significant person is involved in any litigation significant in terms of impact on the Company or in terms of that person's qualifications or ability to fulfill their responsibilities.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreement Relating to the Vote of Common Stock by a Related Party

         Former Director George Janke reached an agreement with Dr. Robertson, the Company's Chairman, granting Dr. Robertson the right to vote shares held by a trust of which Mr. Janke was trustee until the Company's debt to Dr. Robertson, as evidenced by the $750,000 Convertible Debenture, is fully paid. In addition, Mr. Janke pledged certain artwork, owned by the Janke

Family Trust, as security for the Company's debt to Dr. Robertson. Mr. Janke died in April, 2000.

         Pursuant to the Debenture between Dr. Robertson, Natural Solutions Corporation, George A. Janke, and Janke Family Trust dated August 11, 1999, and the Investment Agreement dated August 11, 1999, Mr. Janke, the Janke Family Trust, and Natural Solutions Corporation agreed that any of the following actions will require Dr. Robertson's agreement:

     A. Amendment to the Articles of Incorporation or Bylaws to increase or decrease the size of the Board of Directors.
     B. Repurchase or redemption of equity securities (including options, warrants, or other derivative), or payment of dividends or to the distributions on equity securities.
     C. Any transaction or series of transactions in which control is or may be transferred.
     D. Voluntary liquidation, dissolution, re- capitalization, or reorganization or any filing under state or federal law for the protection of debtors.
     E. Merger, consolidation or sale of all or substantially all of the assets of the Company.
     F. Transactions between the Company and any employee, director of 1% or greater Shareholder.
     G.   Declaration  of  dividends.
     H.   Entrance into any debt for $250,000 or greater.

Agreement Relating to the Appointment of Members of the Board by a Related Party

         Pursuant to a Stock Purchase Agreement dated October 29, 1999, Dr. Robertson, the Company's Chairman, is entitled to select three of seven or four of nine members of the Board of Directors of the Company so long as the Company owes Dr. Robertson any money.

Financing Activities

         The Company has recorded an infusion of $2,785,000 from financing activities since the end of fiscal year 1999. The infusion of funds took place in five separate transactions with Dr. Robertson.

     a) The first was a $750,000 convertible debenture bearing interest at 10% per annum and maturing on August 11, 2001. Prior to repayment, the principal and accrued and unpaid interest were originally convertible into the Company's common stock at a price of $0.75 per share. The debenture includes two detachable warrants entitling the holder to purchase up to three million shares of the Company's common stock at a price of $0.75 per share. The warrants originally expired as follows: one million shares on July 28, 2000 and two million shares on August 9, 2004. As a part of the transaction, Mr. Janke agreed to vote his shares consistent with the desires of this investor. Certain terms of the debenture and warrants were amended as a part of a further financing transaction dated June 1, 2000, described below.

     b) The second financing transaction, dated October 29, 1999, was for $1 million through the sale of four million shares of common stock to Dr. Robertson. As a part of the transaction, Dr. Robertson acquired, among other rights, the right to name up to three of seven or four of nine of the Directors of the Company.

     c) On June 1, 2000 Dr. Robertson invested an additional $250,000 in the form of a convertible debenture bearing interest at 10%, maturing on June 1, 2005, and secured by the assets of the

          Company. The principal amount and unpaid accrued interest may be converted into common stock of the Company at a rate of $0.25 per common share at anytime prior to repayment. As a condition of the debenture, the Company amended the conversion rate of the $750,000 debenture and exercise price of the detachable warrants, dated August 11, 1999, from $0.75 to $0.25 per common share and secured the debenture, as well as future loans from Dr. Robertson, with the assets of the Company.

     d) On July 31, 2000 Dr. Robertson invested an additional $350,000 in the form of a convertible debenture bearing interest at 10%, maturing on July 31, 2005, and secured by the assets of the Company. The principal amount and unpaid accrued interest may be converted into common stock of the Company at a rate of $0.25 per common share at anytime prior to repayment.

     e) On August 31, 2000 Dr. Robertson invested an additional $435,000 in the form of a convertible debenture bearing interest at 10%, maturing on September 1, 2005, and secured by the assets of the Company. The principal amount and unpaid accrued interest may be converted into common stock of the Company at a rate of $0.25 per common share at anytime prior to repayment

         The Company believes that it is necessary to raise additional debt or equity capital in order to meet its short-term liquidity and solvency needs over the next twelve months while maintaining operations and supporting the continued expansion of the marketing, sales, and distribution efforts throughout the United States. Currently, sales volumes do not produce sufficient profits to support the expansion planned for the remainder of the current fiscal year. The Company is seeking to raise an additional $3,000,000 in debt and equity to finance its current operational plans and expand its sales, marketing, and distribution networks. Dr. Robertson has committed $1,000,000 of these funds, of which $900,000 has already been invested in the Company, and the Company is seeking other qualified investors to fund the remaining $2,000,000.

         In October 2000 the Company began an exempt offering of 8% convertible preferred stock as a part of a financing plan to raise up to $2,000,000 toward implementation of the Company's strategic plan. The preferred stock was offered to accredited investors in minimum lots of 1000 shares at $100 per share. The preferred stock is convertible into common stock of the Company at 200 common shares to one share of preferred stock. The outcome of the offering has not been determined.

         There are no transactions between the Company and any of its officers, Directors, principal Shareholders, employees or consultants which are required to be reported, and which have not been reported in the Company's filings with the Securities and Exchange Commission.

                              ELECTION OF DIRECTORS
                                    (Item 1)

         The Company's Board of Directors has nominated Robert E. Freer, Jr., for re-election as Director of the Company, to serve for a three-year term and until his successor is duly elected and qualified. Under the staggered board of Natural Solutions Corporation, the director to be elected this year at the Annual Meeting by the Shareholders will serve a three-year term. The nominee is currently a director. The following information is furnished with respect to the nominee for election as director. The age of the nominee is as of November 1, 2000.

Name                  Age               Business Experience
-------------------  ----          --------------------------------------
Robert E. Freer, Jr.  59

                    Robert E. Freer, Jr., has been a Board Member of the Company since April 8, 1998. On November 12, 1998, Mr. Freer was re-elected as director to a term ending in November 2000. He is an attorney and has been an officer and director of the Washington, D.C. law firm of Baise, Miller & Freer P.C., and practiced with the firm's predecessor organization since 1995. .Mr. Freer is a Registered Investment Advisor and
                    President of Monticello Capital, Ltd., and Black Hawk Bermuda, Ltd. Prior to entering private law practice, Mr. Freer served in several senior level positions at the Federal Trade Commission and the U.S. Department of
                    Transportation. For almost ten years, Mr. Freer was Vice President and Washington Counsel for Kimberly Clark Corporation, where he was also General Counsel in Roswell, Georgia from 1983 to 1984. Mr. Freer was appointed by President Reagan as a member of the President's Commission on White House Fellowships, and served as one of the founders and the first General Counsel of the Republican National Lawyers Association. Mr. Freer served as the National Chairman of Corporate Counsel for Reagan-Bush 1984, and was Assistant General Counsel of the 1988, 1992, and 1996 Republican Conventions. Mr. Freer is a graduate of Princeton University and the University of Virginia Law School.


             The Board of Directors recommends that the Company's Shareholders vote FOR this nominee.

         A plurality of the votes cast at the Meeting is required to elect the nominee as Director. Unless authority to vote for the nominee is withheld, the shares represented by the enclosed proxy will be noted FOR the election as Director of such nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE ABOVE INDIVIDUAL AS A DIRECTOR AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH ELECTION.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                    (Item 2)

         Upon the recommendation of the Audit Committee and subject to the approval of the Shareholders, the Board of Directors of the Company has recommended the firm of PricewaterhouseCoopers, LLP as the independent certified public accountants of the Company for the current fiscal year. Although the appointment of PricewaterhouseCoopers, LLP as the independent certified public accountants of the Company does not require ratification by the Company's Shareholders, the Board of Directors considers it appropriate to obtain such ratification. Accordingly, the vote of the Company's Shareholders on this matter is advisory in nature and has no effect upon the Board of Directors' appointment of a firm of independent certified public accountants, and the Board of Directors may change the Company's auditor at any time without the approval or consent of the Shareholders. The Board proposes and unanimously recommends that the Shareholders ratify the selection of PricewaterhouseCoopers, LLP by adopting the following resolution:

     RESOLVED, that the appointment by the Board of Directors of the Company of PricewaterhouseCoopers, LLP as the independent certified public accountants of the Company for the current fiscal year be, and such appointment hereby is, ratified, confirmed and approved.

         If the Shareholders do not ratify the selection of PricewaterhouseCoopers, LLP by the affirmative vote of the holders of a majority of votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting, the selection of another independent certified public accountant will be considered by the Board of Directors.

         The principal accountant(s) for the current fiscal year will not be present at the annual meeting.

              THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S
                      SHAREHOLDERS VOTE FOR THIS PROPOSAL.

         The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the appointment of the independent auditor

                                  OTHER MATTERS

         The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                              SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the 1934 Act, a Shareholder intending to present a proposal to be included in the Company's Proxy Statement for the Company's 2001 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than July 13, 2001.

         Pursuant to Rule 14a-4 under the 1934 Act, the Company intends to retain discretionary authority to vote proxies with respect to Shareholder proposals for which the proponent does not seek inclusion of the proposed matter in the Company's Proxy Statement for the Company's 2001 Annual Meeting of Shareholders except in circumstances where (i) the Company receives notice of the matter no later than December 1, 2000 and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

                                              By Order of the Board of Directors


                                               /s/ Louis A. Isakoff
                                               Louis A. Isakoff
                                               Secretary

Chesapeake, Virginia
November 10, 2000

                          NATURAL SOLUTIONS CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 12, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, a Shareholder of Natural Solutions Corporation, a Nevada corporation (the "Company"), does hereby appoint Louis A. Isakoff and Michael D. Klansek, and each of them, the true and lawful attorneys and proxies, with full power of substitution, for and in the name, place and stead of the undersigned to vote, as designated on the reverse side, all of the shares of stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Founders Inn & Conference Center, 5641 Indian River Rd., Virginia Beach, VA 23464, on December 12, 2000, at 10:30 A.M., local time, and at any adjournment or adjournments thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. All of said proxies or their substitutes who shall be present and act at the meeting, or if only one is present and acts, then that one, shall have and may exercise all of the powers hereby granted to such proxies. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated November 10, 2000, and a copy of the Annual Report on Form 10-KSB for the fiscal year ended July 31, 2000.

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

          CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

[X] Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE FOR DIRECTOR NAMED BELOW.

Item 1. ELECTION OF DIRECTORS.      Nominee:   Robert E. Freer, Jr.

 FOR   [_]                   AGAINST     [_]                  ABSTAIN     [_]

Item 2. PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS,
LLP

 FOR   [_]                   AGAINST     [_]                  ABSTAIN     [_]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS, LLP

     MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [_]

Item 3. To vote with discretionary authority with respect to all other matters which may come before the meeting.

     [_] _________________________________________________  {Please sign here to authorize your Proxy to vote FOR all such other matters which may come before the meeting}

     NOTE: Your signature should appear the same as your name. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. Please sign exactly as your name appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer. No postage is required if returned in the enclosed envelope and mailed in the United States.

Signature: ________________________________   Date: _____________

Signature: ________________________________   Date: _____________